                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12
/s/ First Investors Financial Services Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                 First Investors Financial Services Group, Inc.
                           675 Bering Drive, Suite 710
                              Houston, Texas 77057


               ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                    TO BE HELD
                                SEPTEMBER 6, 2001

               ---------------------------------------------------





To the Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Investors Financial Services Group, Inc., a Texas corporation (the "Company"), will be held at the offices of the Company located at 675 Bering Drive, Suite 710, Houston, Texas 77057, on Thursday, September 6, 2001 at 10:00 a.m. local time, for the following purposes:

         1. To elect six directors to serve for the ensuing year or until their respective successors have been elected and qualified.

         2. To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

         The close of business on July 31, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

         The Company's Annual Report to Shareholders, including the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2001, accompanies the enclosed Proxy Statement.

                                    By Order of the Board of Directors



Houston, Texas
August 3, 2001                      Bennie H. Duck, Secretary






IMPORTANT: PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                             PROXY STATEMENT FOR THE

                         ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD ON

                                SEPTEMBER 6, 2001


                                  INTRODUCTION


      The accompanying proxy is solicited by the Board of Directors of First Investors Financial Services Group, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company located at 675 Bering Drive, Suite 710, Houston, Texas 77057, on September 6, 2001 at 10:00 a.m. local time and at any adjournments thereof, and this Proxy Statement is furnished in connection therewith. When such proxy is properly executed and returned, the shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted "FOR" the election of the nominees to serve as Directors for the term designated. The Board of Directors knows of no other matters to be brought before the Annual Meeting; however, should any other matters be properly raised at the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company at or before the Annual Meeting, by duly executing a subsequent proxy relating to the same number of shares or by attending the Annual Meeting and voting in person.

      It is anticipated that this Proxy Statement and accompanying notice, proxy card and the Company's Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2001, will first be sent to the shareholders of the Company on or about August 3, 2001.

      The address of the Company's principal executive offices is 675 Bering Drive, Suite 710, Houston, Texas 77057, and the telephone number is (713) 977-2600.

                                VOTING SECURITIES

      The Company has only one class of voting securities outstanding, its Common Stock, of which 5,566,669 shares were outstanding as of July 31, 2001. Each share entitles its holder to one vote. Only shareholders of record at the close of business on July 31, 2001, which has been fixed as the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting or any adjournments thereof.

      The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. The affirmative vote of the holders of a majority of the outstanding shares represented at the Annual Meeting is required to elect each of the nominees to the Board of Directors. If a share of Common Stock is represented for any purpose at the Annual Meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Shares with respect to which authority is witheld, abstentions and Broker Shares that are not voted are treated as shares as to which voting authority has been witheld by the holder of those shares and, therefore, as shares not voting on the proposal.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of June 30, 2001, by: (i) each person who is known by the Company to own beneficially more than 5% of the issued and outstanding shares of Common Stock, (ii) each director, and (iii) each executive officer named in the Summary Compensation Table elsewhere herein. Unless otherwise indicated, each of the persons has sole voting and dispositive power over the shares of Common Stock shown as beneficially owned by such person.


                                                                                  Amount and
                                                                                   Nature of
                                                   Position                        Beneficial          Percent of
           Name and Address                      with Company                      Ownership             Class
           ----------------                      ------------                      ---------             -----
Tommy A. Moore, Jr.                     Chairman of the Board, President           800,000                14.4%
675 Bering, Suite 710                   and Chief Executive Officer
Houston, Texas 77057

Joseph A. Pisano                        Senior Vice President                        6,000(1)               *
675 Bering, Suite 710                   And Chief Operating Officer
Houston, Texas 77057

Bennie H. Duck                          Vice President, Secretary,                  22,000(2)               *
675 Bering, Suite 710                   Treasurer and Chief Financial
Houston, Texas 77057                    Officer

Walter A. Stockard, Jr.                 Director                                   360,000(3)              6.5%
2001 Kirby, Suite 901
Houston, Texas 77019

Walter A. Stockard                      Director                                    75,000                 1.3%
2001 Kirby, Suite 901
Houston, Texas 77019

Roberto Marchesini                      Director and Vice President -               26,000(4)               *
675 Bering, Suite 710                   Portfolio Risk Management
Houston, Texas 77057

Robert L. Clarke                        Director                                   113,000(5)              2.0%
2900 Pennzoil Place
700 Louisiana
Houston, Texas 77002

J. Randal Roberts                                                                  366,669(6)              6.6%
15 Sundown Parkway
Austin, Texas 78746

JAM Partners, Ltd.                                                                 311,000(7)              5.6%
One Fifth Avenue
New York, New York 10003

Seymour M. Jacobs                       Director                                   331,500(7)              6.0%
One Fifth Avenue
New York, New York 10003

George B. Harrop                                                                   359,200                 6.5%
759 Carlingford Lane
Houston, Texas 77079

Dimensional Fund Advisors                                                          459,000                 8.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

All executive officers and directors                                             1,733,500(8)             30.5%
as a group (10 persons)


--------------------

*      Less than 1% of the Common Stock outstanding.

(1) Reflects the currently exercisable portion of stock options held by Mr. Pisano covering 40,000 shares in the aggregate.
(2) Reflects the currently exercisable portion of stock options held by Mr. Duck covering 60,000 shares in the aggregate.
(3) Consists entirely of shares held by Mr. Stockard as custodian for two minor children, as to which shares he disclaims beneficial ownership.
(4) Reflects the currently exercisable portion of stock options held by Dr. Marchesini covering 45,000 shares in the aggregate.
(5) Includes 70,000 shares that may be acquired pursuant to the exercise of a stock option.
(6) Includes 20,000 shares held by a trust for a minor child of Mr. Roberts, as to which shares he disclaims beneficial ownership.
(7) Includes 311,000 shares held by JAM Partners, L.P., 11,700 shares held by Mr. Jabobs individually and 8,800 shares held by other affiliated individuals or entities as to which Mr. Jacobs may be deemed to be a beneficial holder.
(8) Includes 124,000 shares issuable upon exercise of stock options that are currently exercisable.

                              ELECTION OF DIRECTORS

       At the Annual Meeting six Directors will be elected to hold office until the 2002 annual meeting of shareholders or until their respective successors are duly elected and qualified. Each of the nominees is presently a member of the Board of Directors, has consented to being named in this Proxy Statement and has notified the Company that he intends to serve, if elected. The following table sets forth certain information concerning the persons who have been nominated for election as Directors



         Name                           Age                             Position
         ----                           ---                             --------
Tommy A. Moore, Jr.                      44       Chairman of the Board,  President and Chief Executive
                                                  Officer
Roberto Marchesini                       56       Director and Vice President - Portfolio Risk Management
Walter A. Stockard(1)                    88       Director
Robert L. Clarke(1)(2)                   58       Director
Walter A. Stockard, Jr.(1)(2)            48       Director
Seymour Jacobs(2)                        40       Director


--------------------

(1)    Member of the Compensation Committee
(2)    Member of the Audit Committee

A description of the business experience of each of the nominees is as follows:

       Mr. Moore, a co-founder of the Company in 1989, has served as its President and Chief Executive Officer and a Director since that time. Mr. Moore was elected to the additional position of Chairman of the Board in July, 2000. Prior to organizing the Company, Mr. Moore was employed in commercial banking in Houston, Texas where his responsibilities included retail and commercial lending, and also served for a time as manager of finance and leasing for a Houston auto dealership.

       Dr. Marchesini, who became a Director in June 1995, served as the Treasurer, Secretary and Chief Financial Officer of the Company from its inception in 1989 until May 1, 1996, when his duties were reduced to enable him to resume his teaching pursuits. He remains a Director and also continues to serve the Company as its Vice President - Portfolio Risk Management. Prior to June 1995 and subsequent to May 1, 1996, he has also been employed as a Professor of Finance at the University of Houston, Clear Lake, where he has taught in the areas of finance, economics and accounting since 1974 and has served as the Associate Director of the University's Center for Economic Development and Research. Dr. Marchesini holds a Ph.D. degree in economics conferred by the University of Texas in 1974 and a degree in accounting received from the Technical Institute of Rome in 1963.

       Mr. Stockard, a certified public accountant, co-founded the Company with Mr. Moore in 1989 and has been a Director since that time. Mr. Stockard is an independent oil operator and an investor in oil and gas properties. He founded Alamo Barge Lines, Inc. in 1947 and was a substantial shareholder of that company until its sale in

1980. Mr. Stockard was also a founder of Big Six Drilling Company in 1945 and served as its vice president until 1992.

       Mr. Clarke, who became a Director in June 1995, is a senior partner of the law firm of Bracewell & Patterson, Houston, Texas. From 1985 to 1992, he served as the Comptroller of the Currency of the United States. Mr. Clarke also serves as a director of Centex Construction Products, Inc., a publicly-held company.

       Mr. Stockard, Jr. has been a director of the Company since 1989 and has been an investor in oil and gas properties and real estate for more than the past five years.

       Mr. Jacobs, who became a Director in November 2000, is the founder and General Partner of JAM Partners, L.P., a hedge fund based in New York City and the managing member of Jacobs Asset Management LLC, an investment management firm also located in New York City. Prior to founding these firms, Mr. Jacobs worked as an investment securities analyst from 1983-1995, including most recently with Alex. Brown and Sons which served as a managing underwriter of the Company's initial public offering in 1995. Mr. Jacobs also serves as a director of BYL Bancorp, a publicly-held bank holding company.

       Shareholders may not cumulate their votes in the election of directors. The six nominees receiving the highest number of affirmative votes will be elected to the Board. Shareholders entitled to vote for the election of directors may withhold authority to vote for any or all nominees for directors. If any nominee becomes unavailable for election for any reason, then the shares represented by the proxy will be voted for the remainder of the listed nominees and for such other nominees as may be designated by the Board as replacements for those who become unavailable. Discretionary authority to do so is included in the proxy.

               OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

       During the fiscal year ended April 30, 2001, the Board of Directors met five times. All Directors attended 75 percent or more of the meetings of the Board of Directors and of the Committees of the Board on which they served during the past fiscal year.

       The Board of Directors has two committees: the Audit Committee and the Executive Compensation Committee. The Audit Committee, which met four time during the past fiscal year, acts as a direct liaison between the Board and the Company's independent auditors, and its functions include recommending the engagement of auditors, reviewing the scope and results of the annual audit and reviewing, as appropriate, the Company's accounting policies, internal controls and financial reporting practices. The Executive Compensation Committee, which did not meet during the past fiscal year, is responsible for formulating recommendations to the Board concerning salaries, bonuses and other compensation arrangements for senior management and key employees. The Board of Directors has no nominating committee.

       The Company pays a monthly fee in the amount of $500 to each Director who is not an officer or employee of the Company, and reimburses their out-of-pocket expenses incurred in connection with their services as such, including travel expenses.

       In August 1995, when Robert L. Clarke joined the Board of Directors, he was granted a non-transferable option to purchase up to 20,000 shares of Common Stock, in recognition of the fact that he was the only member of the Board who was neither an executive officer nor a substantial shareholder of the Company. The option is exercisable in whole at any time or in part from time to time at an exercise price of $11.00 per share. On August 2, 2000, in recognition of Mr. Clark's service as a board member of the Company, the Board of Directors granted Mr. Clark a non-transferable option to purchase up to 50,000 shares of Common Stock which is exercisable in whole at any time or in part from time to time at an exercise price of $4.75 per share Both options will terminate one year after Mr. Clarke ceases to be a member of the Board of Directors, except that in the event of Mr. Clarke's death while serving as a Director the options would be exercisable by his heirs or representatives of his estate for a period of two years after the date of death.

       Walter A. Stockard, Jr. is the son of Walter A. Stockard.

                            OTHER EXECUTIVE OFFICERS

       Other executive officers of the Company, each of whom serves at the pleasure of the Board of Directors, are as follows:



      Name                Age                      Position
      ----                ---                      --------
Joseph A. Pisano           55        Senior Vice President and Chief Operating
                                     Officer

Bennie H. Duck             37        Vice President, Secretary, Treasurer and
                                     Chief Financial Officer


       Mr. Pisano joined the Company in March 1998 as its Senior Vice President and Chief Operating Officer. He was previously employed by Gulf States Acceptance Company, a sub-prime auto finance company where he served for three years as Vice President of Operations. Prior to that, he served two years as General Manager of Nissan Motor Acceptance Corporation. In addition, he has 27 years of experience in lending and loan operations, including seven years as a Deputy Division Manager with National Westminster Bank and 18 years in business development positions at General Electric Credit Corporation.

       Mr. Duck joined the Company in May 1996 as its Vice President, Secretary, Treasurer and Chief Financial Officer. Mr. Duck was previously employed for ten years by Bank of America in various capacities and most recently as a Vice President of Corporate Finance.

                           SUMMARY COMPENSATION TABLE

       The following table sets forth, for the past three fiscal years, the compensation of the President, Chief Financial Officer, and Chief Operating Officer of the Company.



                                                                                Long Term
                                            Annual Compensation                Compensation
            Name and                        -------------------                ------------      All Other
       Principal Position            Year          Salary         Bonus        Stock Options   Compensation
       ------------------            ----          ------         -----                        ------------
Tommy A. Moore, Jr.                  1999         $150,000       $  96,400                      $    -0-
President and Chief Executive        2000         $150,000       $ 165,925                      $    -0-
Officer                              2001         $150,000       $ 233,349                      $    -0-

Joseph A. Pisano                     1999         $150,000       $   -0-                        $    -0-
Senior Vice President and            2000         $150,000       $ 15,000                       $    -0-
Chief Operating Officer              2001         $150,000       $   -0-         30,000(1)      $    -0-

Bennie H. Duck                       1999         $140,000       $   -0-                        $    -0-
Secretary, Treasurer and             2000         $140,000       $  15,000                      $    -0-
Chief Financial Officer              2001         $140,000       $   -0-         30,000(1)      $    -0-


--------------------

 (1) Consists of options under the Company's 1995 Employee Stock Option Plan granted effective August 2, 2000 and April 5, 2001 covering 20,000 shares of Common Stock and 10,000 shares of Common Stock, respectively. See "Stock Option Plan".

                              EMPLOYMENT AGREEMENTS

       Effective May 1, 2001, the Company entered into an employment agreement with Mr. Duck which renewed a previous employment agreement that was entered into on May 1, 1996. The agreement, which expired on July 31, 2000, provided for an annual salary of $140,000. In addition, Mr. Duck may have received an annual bonus, varying from $6,667 to $40,000 depending on the results of operations of the Company for the fiscal years ending April 30, 1999 and 2000. For the fiscal year ending April 30, 2000, Mr. Duck was awarded a cash bonus of $15,000.

       Effective March 19, 1998, the Company entered into an employment agreement with Joseph A. Pisano in connection with Mr. Pisano's joining the Company as Senior Vice President and Chief Operating Officer. The agreement expired on July 31, 2000 and provides for an annual salary of $150,000. In addition, Mr. Pisano may have received an annual bonus varying from $6,667 to $40,000 depending on the results of the Company for the fiscal years ending April 30, 1999 and 2000. For the fiscal year ending April 30, 2000, Mr. Pisano was awarded a cash bonus of $15,000.

The employment agreements with Messrs. Duck and Pisano expired on July 31, 2000. No additional employment agreements have been entered into between the Company and any executive officer or key employee.

                                STOCK OPTION PLAN

       In June 1995, the Board of Directors adopted the Company's 1995 Employee Stock Option Plan (the "Plan"), which was thereafter approved by the shareholders of the Company. The Plan is administered by the Compensation Committee of the Board of Directors and provides that options may be granted to officers and other key employees for the purchase of up to 300,000 shares of Common Stock, subject to adjustment in the event of certain changes in capitalization. Options may be granted either as incentive stock options (which are intended to qualify for certain favorable tax treatment) or as non-qualified stock options.

       The Compensation Committee selects the persons to receive options and determines the exercise price, the duration, any conditions on exercise and other terms of the options. In the case of options intended to be incentive stock options, the exercise price may not be less than 100% of the fair market value per share of Common Stock on the date of grant. With respect to non-qualified stock options, the exercise price may be fixed as low at 50% of the fair market value per share at the time of grant. In no event may the duration of an option exceed 10 years and no option may be granted after the expiration of 10 years from the adoption of the Plan.

       The exercise price of the option is payable in full upon exercise and payment may be in cash, by delivery of shares of Common Stock (valued at their fair market value at the time of exercise), or by a combination of cash and shares. At the discretion of the Compensation Committee, options may be issued in tandem with stock appreciation rights entitling the option holder to receive an amount in cash or in shares of Common Stock, or a combination thereof, equal in value to any increase since the date of grant in the fair market value of the Common Stock covered by the option.

       As of April 30, 2001, the Compensation Committee had granted options covering a total of 293,000 shares of Common Stock to 20 officers and key employees of the Company. The following table summarizes the pertinent information covering options granted on specific dates. All options become exercisable in cumulative annual increments of 20% beginning one year from the date of each grant and, if not exercised, expire ten years from the date of each grant.


                                 Number of Shares
         Grant Date         Underlying Options Granted         Exercise Price ($/Share)
         ----------         --------------------------         ------------------------
           7/6/95                    40,000(1)                          11.000
           6/20/96                   10,000(2)                          11.000
           7/15/97                   57,000(3)                           7.38
           3/19/98                   10,000(4)                           6.75
           6/1/98                     2,500(5)                           7.25
          10/31/98                    5,000(5)                           4.75
           3/31/00                    5,000(6)                           5.25
           8/2/00                   107,000(7)                           4.75
           4/5/01                    67,500(8)                           4.00


----------------

(1)    Granted to five officers and key employees of the Company.
(2) Granted to Bennie H. Duck in connection with his joining the Company as Vice President, Secretary, Treasurer and Chief Financial Officer.
(3)    Granted to seven officers and key employees of the Company.
(4) Granted to Joseph A. Pisano in connection with his joining the Company as Senior Vice President and Chief Operating Officer.
(5)    Granted to two officers of the Company.
(6)    Granted to an officer of the Company.
(7)    Granted to sixteen officers and two key employees of the Company.
(8)    Granted to eleven officers and one key employee of the Company.

       The following table sets forth information concerning the grant of options under the Plan to officers named in the Summary Compensation Table above.

                        OPTION GRANTS IN FISCAL YEAR 2001



                                            Individual Grants                               Potential Realizable
                                            -----------------                                       Value
                                                                                                 At Assumed
                             Number of          Percentage                                     Annual Rate of
                             Securities          of Total                                        Stock Price
                             Underlying          Options                                      Appreciation for
                              Options           Granted to        Exercise                   Option Terms ($)(3)
                              Granted            Employees         Price      Expiration     -------------------
           Name               (Shares)        in fiscal year     ($/Share)       Date           5%         10%
           ----               --------        --------------     ---------       ----           --         ---
      Bennie H. Duck          20,000 (1)            12%             4.75       08/02/10     $154,745     $246,406
                              10,000 (2)             6%             4.00       04/05/11      $65,156     $103,750

     Joseph A. Pisano         20,000 (1)            12%             4.75       08/02/10     $154,745     $246,406
                              10,000 (2)             6%             4.00       04/05/11      $65,156     $103,750


--------------------

(1) The options vest in cumulative annual increments of 20% beginning August 2, 2001.
(2) The options vest in cumulative annual increments of 20% beginning April 5, 2002.
(3) These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.

       The Company has also granted a non-qualified stock options, covering a total of 70,000 shares of Common Stock, to a Director who is neither an officer nor an employee. The terms of this option, which was not issued under the Plan, are described above under "Other Information Concerning the Board of Directors."

                                PERFORMANCE GRAPH

       Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company's (FIFS) Common Stock from May 1, 1996 through April 30, 2002 against the cumulative total return indices of the Nasdaq Stock (U.S.) Index and the Nasdaq Financial Index for the comparable period. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance. The Company will not make or endorse any predictions of future stock performance.


                       STOCK ANNUAL PERFORMANCE COMPARISON
               FIFS VS NASDAQ AND NASDAQ FINANCIAL COMPANY INDEX

                                    [GRAPH]


             DATE         NASDAQ US        NASDAQ FINANCE       FIFS
             04/30/96      100.000            100.000         100.000
             04/30/97      105.845            129.974          60.870
             04/30/98      158.215            202.562          67.391
             04/30/99      216.969            202.394          46.739
             04/30/00      328.849            159.821          40.765


                          COMPENSATION COMMITTEE REPORT

       The Executive Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 2001.

       Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore shareholder value, by aligning closely the financial interests of the Company's senior executives with those of its shareholders. The Committee has adopted the following objectives as guidelines for making its compensation decisions:

       o Provide a competitive total compensation package that enables the Company to attract and retain key executives.

       o Integrate all compensation programs with the Company's annual and long-term business objectives and strategy and focus executive behavior on the fulfillment of those objectives.

       o Provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of shareholders.

       Executive base compensation for senior executives is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals whom the Board of Directors regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the Committee periodically, though not necessarily annually, reviews the salary levels of a sampling of companies that are regarded by the Committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the Committee does not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the Committee considers the credentials, length of service, experience, and consistent performance of each individual senior executive when setting compensation levels.

       The 1995 Employee Stock Option Plan is intended to provide executive officers and other key employees of the Company and its subsidiaries, with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the management and growth of the Company.

Date:  July 18, 2001


                           2001 COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                  W.A. Stockard
                                Robert L. Clarke
                             Walter A. Stockard, Jr.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       During the 2001 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or
(iii) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.



                             AUDIT COMMITTEE REPORT

To the Board of Directors of First Investors Financial Services Group, Inc.

We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended April 30, 2001. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH THE AUDIT COMMITTEES, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have also received and reviewed the written disclosures and the letter from the independenet auditors required by Independent Standard No. 1, INDEPENDENT DISCUSSIONS WITH AUDIT COMMITTEES, as amended, by the Independent Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended April 30, 2001.




                          FISCAL 2001 AUDIT FEE SUMMARY

During fiscal year 2001, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:


           Audit Fees                                  $161,000
           Financial Information Systems Design
            and Implementation Fees                          $0
           All Other Fees                               $59,000


The Audit Committee has considered whether the provision of the non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.



Date:  July 18, 2001

                              2001 AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                Robert L. Clarke
                               W.A. Stockard, Jr.
                                Seymour M. Jacobs



                           RELATED PARTY TRANSACTIONS

       There were no related party transactions in fiscal year 2001.

                             APPOINTMENT OF AUDITORS

       The Board of Directors has selected the accounting firm of Arthur Andersen LLP to be the Company's independent accountants to audit the books and records of the Company and its subsidiaries for the fiscal year ending April 30, 2002. This firm has served as the Company's independent auditors for each fiscal year since 1992.

       A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                       COMPLIANCE WITH FILING REQUIREMENTS

       Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, Directors, executive officers and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and at the time of any changes in beneficial ownership occurring thereafter. Based upon a review of reports submitted to the Company and representations of persons known by the Company to be subject to these reporting requirements, the Company believes that all such reports due in the fiscal year ended April 30, 2001 were filed on a timely basis.

                              SHAREHOLDER PROPOSALS

       Any proposals of Shareholders which are intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Secretary of the Company by April 5, 2002 for consideration for inclusion in the proxy statement and form of proxy for that meeting. Any such proposals should be submitted to the Secretary of the Company at 675 Bering Drive, Suite 710, Houston, Texas 77057.

       Such proposals must also have complied with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if the proposal is to be considered for inclusion in the Company's proxy statement for such meeting. The Company must receive notice of any shareholder proposal to be brought before the meeting outside the process of Rule 14a-8 at the address noted above not less than 45 days prior to the meeting; provided, if the

Company gives notice or prior public disclosure of the date of the annual meeting less than 50 days before the meeting, such shareholder's notice must be received not later than the close of business on the seventh day following the date on which the Company's notice of the date of the annual meeting was mailed or public disclosure made.

                            EXPENSES OF SOLICITATION

       The cost of solicitation of proxies will be borne by the Company. Solicitation will be made initially by mail. The Directors, officers and other regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by mail, telephone or other form of direct communication. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding solicitation material to beneficial owners.

                                    By Order of the Board of Directors





                                    Bennie H. Duck, Secretary

                           FIRST INVESTORS FINANCIAL
                              SERVICES GROUP, INC.


                        ANNUAL MEETING OF SHAREHOLDERS

                          THURSDAY, SEPTEMBER 6, 2001



  FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.                          PROXY
--------------------------------------------------------------------------------

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

           FOR THE ANNUAL MEETING OF SHAREHOLDERS SEPTEMBER 6, 2001


Tommy A. Moore, Jr., and Roberto Marchesini, and each or any of them, with full power of substitution and revocation in each, are hereby appointed as Proxies authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of FIRST INVESTORS FINANCIAL SERVICES GROUP, INC. to be held at 675 Bering Drive, Suite 710, Houston, Texas 77057 on Thursday, September 6, 2001 at 10:00 a.m., and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.


THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED AND FOR EACH OF THE OTHER PROPOSALS SPECIFIED HEREIN.




                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                               Please detach here


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
1. Election of directors: 01 Tommy A. Moore, Jr.      04 Robert L. Clarke      [ ]  Vote FOR            [ ]  Vote WITHHELD
                          02 Walter A. Stockard       05 Roberto Marchesini         all nominees             from all nominees
                          03 Walter A. Stockard, Jr.  06 Seymour M. Jacobs          (except as marked)


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)      ----------------------------


2. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   [ ]
Indicate changes below:
                                           Date
                                                 ----------------------------




                                                 ----------------------------
                                                 Signature(s) in Box
                                                 Please sign exactly as your
                                                 name(s) appears on Proxy. If
                                                 held in joint tenancy, all
                                                 persons must sign. Trustees,
                                                 administrators, etc., should
                                                 include title and authority.
                                                 Corporations should provide
                                                 full name of corporation and
                                                 title of authorized officer
                                                 signing the proxy.